                                                                    Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION                                  COMPUWARE [LOGO]
-------------------------------------------------------
Corporate Headquarters
31440 NORTHWESTERN HIGHWAY - FARMINGTON HILLS, MICHIGAN
48334-2564 (248) 737-7300


FOR IMMEDIATE RELEASE
APRIL 12, 2005

          COMPUWARE CORPORATION ANNOUNCES PRELIMINARY FINANCIAL RESULTS

DETROIT--April 12, 2005--Compuware Corporation (NASDAQ: CPWR) today announced preliminary financial results for its fourth quarter ended March 31, 2005.

The company expects software new license revenue to be approximately $85 million for the fourth quarter. In addition, based on the ratable structure of many customer license agreements, Compuware experienced a substantial net increase of approximately $18 million in deferred license fee revenue during the quarter. Maintenance revenue for the quarter is expected to be approximately $108 million. Fourth quarter revenue from professional services is expected to be approximately $123 million.

Compuware estimates its fiscal 2005 fourth quarter revenues will be approximately $316 million. Earnings per share (diluted computation) are expected to be in the range of six to eight cents. Cash flow from operations is expected to be approximately $140 million for the fourth quarter.

In accordance with the IBM settlement, Compuware received the initial $20 million dollar cash payment from IBM in the fourth quarter. There will be no impact to Compuware's fourth quarter operating results from the IBM settlement. The $20 million payment will be included in deferred revenue; however, it is not included in the $18 million net increase in deferred license fees previously noted. The $20 million payment is included in the estimated cash flow from operations.

"The continuing evolution of accounting standards relating to the ratable recognition of software licenses has affected the ability of software vendors to accurately predict quarterly new license results," said Peter Karmanos, Jr., Compuware Chairman and CEO. "It's important to keep in mind that Compuware's net increase of $18 million in deferred revenue for the quarter means that--in effect--Compuware closed software license agreements worth more than $100 million in the fourth quarter. Compuware's maintenance and services businesses also delivered solid results for the quarter. Additionally, the healthy cash flow the business generated this quarter will leave Compuware with more than $860 million in cash and investments at the close of the fiscal year."

Compuware will announce final results for its fourth quarter and fiscal year 2005 on Thursday, May 5, 2005.


COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.


PRESS CONTACT

Lisa Elkin, Vice President, Corporate Communications and Investor Relations, 313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.